UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2017

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

 n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2017, NV5 Global, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect seven directors, each to serve until our next annual meeting and until their respective successors are elected and qualified, and (2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the set forth in the definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2017.

Proposal 1: Elect seven directors to hold office until our next annual meeting and until their respective successors are elected and qualified:

Shareholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of shareholders. The voting results were as follows:

	For	Withhold	Broker Non-Votes
Dickerson Wright	7,223,878	214,897	1,825,650
Alexander A. Hockman	7,127,973	310,802	1,825,650
Donald C. Alford	6,684,652	754,123	1,825,650
Jeffrey A. Liss	7,149,183	289,592	1,825,650
William D. Pruitt	7,236,505	202,270	1,825,650
Gerald J. Salontai	7,236,859	201,916	1,825,650
Francois Tardan	7,278,471	160,304	1,825,650

Proposal 2: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ended December 30, 2017:

For	9,238,283
Against	19,404
Abstain	6,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017

NV5 GLOBAL, INC.

By:	/s/ Michael P. Rama
Name:	Michael P. Rama
Title:	Vice President and Chief Financial Officer

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